EXHIBIT 23.1

                   [Letterhead of Stonefield Josephson, Inc.]


                         Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form SB-2 of Securities by a Small-Business Issuer of our report dated February 3, 2003 relating to the audited financial statements of Cordexa Holdings, Inc. for the period from inception on October 15, 2002 to December 31, 2002 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.


/s/Stonefield  Josephson,  Inc.
Santa Monica ,  California
April  7,  2003





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